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                                                                    EXHIBIT 99.1

                     NEXPRISE, INC. REPORTS RESULTS FOR THE
                          FOURTH QUARTER AND YEAR 2003

CARLSBAD, CA--FEBRUARY 17, 2004--NexPrise, Inc. (OTCBB: NXPS.OB), a provider of business process automation and management applications, today announced results for the quarter and year ended December 31, 2003.

For the fourth quarter of 2003 NexPrise reported bookings, which represent contracted revenue for the next twelve months, of approximately $801,000, a decrease of 22% from the fourth quarter of 2002. The decrease results from approximately $600,000 of bookings reported in the fourth quarter of 2002 that converted to perpetual licenses during 2003 and so were not renewed in the fourth quarter of 2003. Bookings for the twelve months ended December 31, 2003 were approximately $4.6 million, an increase of 83% from 2002. Revenues, which are comprised of customer agreements recognized evenly over the length of the contracts and up front perpetual licenses fees, were approximately $952,000 and $3.5 million for the three and twelve months ended December 31, 2003, an increase of 27% and 25% over the comparable periods in 2002.

Costs and expenses in the fourth quarter of 2003 were approximately $9.0 million, including $491,000 of intangible asset amortization and a write down of intangible assets of approximately $6.4 million. In the fourth quarter of 2002, costs and expenses totaled approximately $14.9 million and included $233,000 of intangible asset amortization and a goodwill impairment charge of approximately $11.7 million.

As of December 31, 2003, NexPrise's cash, cash equivalents and short-term investments were approximately $6.0 million. Total cash used in the fourth quarter of 2003 was $1.7 million, an increase of approximately $1.0 million from the third quarter of 2003. The third quarter of 2003 included $1.0 million of cash received as a result of the sale of NexPrise's interest in an investment. Total cash used in 2003 was $4.3 million, down from $11.4 million used in 2002. The net loss per share in the fourth quarter of 2003 was $2.54, compared with a net loss per share of $4.44 in the same quarter last year. The net loss per share for the year 2003 was $4.50, compared with a net loss per share of $9.21 for 2002.

NexPrise CEO Ted Drysdale said, "On the whole, we were able to show reasonable growth in bookings and revenue this year and I'm pleased with the way we managed our cash." Mr. Drysdale added, "We took additional steps in January of 2004 to streamline our organization and reduce our cost structure, and feel we're well positioned for 2004 and beyond."

ABOUT NEXPRISE

NexPrise, Inc., provides business process automation and management applications that can enable manufacturers to rapidly automate and manage key business processes and produce a return on investment in less than 6 months. These solutions complement and expand on currently installed enterprise systems and allow for the ongoing process improvements companies require to meet their changing business demands. NexPrise, Inc. is headquartered in Carlsbad, California. For more information, please visit www.nexprise.com.

SAFE HARBOR STATEMENT

This press release contains "forward-looking" statements, as that term is used in Section 21E of the Securities Exchange Act of 1934, about NexPrise, Inc. Forward-looking statements are

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denoted by such words as "contracted revenue" or "well positioned", "beyond" or
"can enable" and similar terms and phrases. These types of statements address matters that are subject to risks and uncertainties, which could cause actual results to differ materially. Factors that could cause or contribute to such differences include, but are not limited to, NexPrise's ability to collect revenues associated with such contracts and its ability to continue to generate business from new contracts. In addition, our forward-looking statements should be considered in the context of other risk factors discussed in our filings with the Securities and Exchange Commission, including but not limited to our on Form 10-K and 10-Q filings, available online at http://www.sec.gov. All forward-looking statements are based on information available to the company on the date hereof, and the company assumes no obligation to update such statements.

                                 NEXPRISE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                               DEC 31,      DEC 31,
                                                                2003         2002
                                                              ---------    ---------
                                                              UNAUDITED     AUDITED
                           ASSETS
Current assets:
     Cash and cash equivalents                                $     991    $   3,225
     Short-term investments                                       5,000        7,050
     Accounts receivable                                            743          560
     Prepaid expenses                                               321          671
     Other current assets                                           362          841
                                                              ---------    ---------
         Total current assets                                     7,417       12,347

Property and equipment, net                                          40          339
Intangible assets, net                                              139        9,150
Other long-term assets, net                                         317        1,168
                                                              ---------    ---------
         Total assets                                         $   7,913    $  23,004
                                                              =========    =========
            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                         $      94    $     160
     Accrued compensation                                           552          646
     Accrued expenses                                             1,158        2,374
     Deferred revenue                                             1,590          711
     Accrued liabilities relating to discontinued operations         --          336
                                                              ---------    ---------
         Total current liabilities                                3,394        4,227
Notes payable                                                    11,843       11,843
Commitments and contingencies
Stockholders' equity:
    Preferred stock, no par value:2,500 shares authorized:
      none issued or outstanding                                     --           --

    Common stock, $.0002 par value; 175,000 shares
      authorized; 3,236 and 3,230 shares issued and
      outstanding respectively                                       10           10
    Additional paid-in capital                                  631,774      631,764
    Deferred compensation                                          (143)        (416)
    Accumulated deficit                                        (639,118)    (624,576)
    Accumulated other comprehensive income                          153          152
                                                              ---------    ---------
         Total stockholders' equity                              (7,324)       6,934
                                                              ---------    ---------
         Total liabilities and stockholders' equity           $   7,913    $  23,004
                                                              =========    =========

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                                 NEXPRISE, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                                 THREE MONTHS ENDED     TWELVE MONTHS ENDED
                                                                                    DECEMBER 31,            DECEMBER 31,
                                                                                --------------------    --------------------
                                                                                  2003        2002        2003        2002
                                                                                --------    --------    --------    --------
Net revenues                                                                    $    952    $    747    $  3,489    $  2,802

Costs and expenses
     Cost of product licenses and services                                           313         350       1,137       1,498
     Cost of amortization of purchased technology                                    491         233       1,964         895
     Research and development                                                        538         892       2,637       5,295
     In process research and development                                              --          --          --         399
     Sales and marketing                                                             860         935       3,849       5,469
     General and administrative                                                      411         790       2,658       5,087
     Restructuring and settlement charges                                             --          --        (493)         --
     Impairment of goodwill                                                           --      11,652          --      11,652
     Write-down of intangible assets                                               6,385          --       6,385          --
                                                                                --------    --------    --------    --------
     Total costs and expenses                                                      8,998      14,852      18,137      30,295
                                                                                --------    --------    --------    --------
Operating loss                                                                    (8,046)    (14,105)    (14,648)    (27,493)
Interest expense                                                                    (189)       (190)       (756)       (749)
Interest income and other, net                                                        23          59         241         216
Investment Income (loss)                                                              --          --         287      (1,420)
                                                                                --------    --------    --------    --------
Loss from continuing operations                                                   (8,212)    (14,236)    (14,876)    (29,446)
Gain from discontinued operations                                                     --          --         334          --
                                                                                --------    --------    --------    --------
Net loss                                                                        $ (8,212)   $(14,236)   $(14,542)   $(29,446)
                                                                                ========    ========    ========    ========
Basic and diluted loss per share from continuing operations                     $  (2.54)   $  (4.44)   $  (4.60)   $  (9.21)
Basic and diluted gain per share from discontinued operations                   $     --    $     --    $   0.10    $     --
Basic and diluted net loss per share                                            $  (2.54)   $  (4.44)   $  (4.50)   $  (9.21)
Weighted average common shares outstanding used in computing basic and diluted
      net income (loss) per share                                                  3,236       3,208       3,232       3,196

For Investor Inquiries
Jerome Natoli
NexPrise, Inc.
(650) 327-6850
ir@nexprise.com